Exhibit 99.1

Ocean Power Technologies, Inc.

Announces Second Quarter Fiscal 2026 Results

Year Over Year Backlog increases to $15.0 Million as Commercial Momentum Accelerates

MONROE TOWNSHIP, N.J., December 15, 2025 (GLOBE NEWSWIRE) – Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NYSE American: OPTT), today announced financial results for its fiscal second quarter (“2Q26”) ended October 31, 2025. Highlights include:

2Q26 RESULTS and RECENT HIGHLIGHTS

●	Backlog at October 31, 2025 was approximately $15.0 million, an increase of $11.2 million and nearly 300% over the prior year period.
●	Pipeline as of October 31, 2025 stands at $137.5 million, an increase of $53.1million and 63% increase over the $84.4 million pipeline at October 31, 2024.
●	During the quarter, OPT shipped eight WAM-V® autonomous surface vehicles, marking a strategically meaningful milestone for the Company. The shipments highlight growing demand and the Company’s expanding production capacity, demonstrating that OPT can successfully scale manufacturing to meet rising demand while maintaining delivery performance. Management believes this operational momentum strengthens OPT’s competitive position and supports continued conversion of the Company’s growing pipeline.

Strategic Partnerships:

●	In November 2025, OPT signed a strategic partnership with Mythos AI to integrate advanced AI-driven autonomy across OPT’s WAM-V® ASVs and PowerBuoy® platforms. We believe this partnership:

○	Creates a unified autonomy ecosystem combining hardware, power, and AI software, enhancing OPT’s competitive positioning in defense, security, and commercial markets.
○	Expands OPT’s addressable market in the rapidly growing autonomous maritime systems sector, enabling broader mission profiles and customer flexibility.
○	Accelerates deployment of advanced capabilities, including real-time edge processing, multi-sensor fusion, adaptive learning, obstacle avoidance, and multi-vehicle coordination.
○	Includes initial integrated demonstrations planned for Q1 2026, supporting near-term commercialization milestones and strengthening OPT’s long-term growth trajectory.

●	Also in November 2025, OPT became certified by AUVSI as a Trusted Uncrewed Maritime Systems Operator Training Provider, positioning the Company among a select group authorized to deliver the nation’s first industry-standardized USV operator training. This milestone expands OPT’s revenue-generating training offerings and strengthens its role in shaping the future workforce for autonomous maritime operations. Leveraging the Company’s proven WAM-V® platform, OPT will deliver certification programs to government, defense, commercial, and academic customers across both U.S. coasts and at customer sites. The certification aligns OPT with emerging regulatory and safety frameworks, enhances customer readiness, and reinforces the Company’s leadership in professionalizing uncrewed maritime operations.

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●	In September 2025, OPT signed a strategic partnership with Gradient Marine to integrate advanced digital-twin and simulation capabilities across OPT’s PowerBuoy® and WAM-V® platforms. We believe this partnership:

○	Introduces “simulation-before-deployment” through Gradient Marine’s Virtual Maritime Picture (VMP), enabling mission rehearsal, lifecycle testing, and operational modeling in a virtual environment.
○	Will accelerate product development cycles and reduce operational risk, improving reliability and mission readiness for defense, offshore, and commercial customers.
○	Strengthens OPT’s digital engineering ecosystem, combining proven physical systems with high-fidelity modeling and simulation tools.
○	Expands OPT’s access to new markets, including defense, offshore wind, aquaculture, subsea infrastructure, and environmental monitoring, while leveraging Gradient Marine’s existing DoD network.
○	Positions OPT to deliver fully integrated physical-plus-digital solutions that enhance mission planning, system performance, and overall operational impact.

Management Commentary – Dr. Philipp Stratmann, OPT’s President and Chief Executive Officer

“Despite the federal government being shut down for nearly half of our fiscal quarter, we continued to expand our pipeline and strengthen our position across our key markets. With operations now fully reopened, we are confident in the conversion   of that pipeline into backlog. We believe that the heightened focus on national security and the southern maritime border has accelerated customer urgency, and we have already begun ramping buoy readiness for expected deployments. Internationally, we completed critical demonstrations in Latin America and the UAE for both defense and commercial customers, and we maintained our vehicle production cadence, shipping a WAM-V roughly every two to three weeks to meet demo and milestone commitments. We are executing with intensity and positioning OPT for meaningful growth.”

FY26 Q2 and YEAR to DATE FINANCIAL HIGHLIGHTS

●	Revenues for the three and the six months ended October 31, 2025 were $0.4 million and $1.6 million, respectively. Revenues for the three and the six months ended October 31, 2024 were $2.4 million and $3.7 million, respectively. The year-over-year decline in revenue was largely driven by timing impacts associated with the U.S. federal government shutdown. These disruptions shifted a number of OPT deliverables and development activities into subsequent quarters, which reduced our revenue. These timing effects are not indicative of underlying demand, and we expect a portion of the delayed work to convert later in the fiscal year.
●	Gross profit for the three and the six months ended October 31, 2025, was a loss of $1.4 million and $1.4 million, respectively, as compared to a gross profit of $0.8 million and $1.2 million for the corresponding periods in the prior year. Gross margin for the quarter includes recognition of one-time losses associated with certain contracts in accordance with U.S. GAAP. The expenses associated with these projects are now substantially complete, although they will continue to generate revenue over the next several months. Importantly, our core programs and commercial pipeline continue to demonstrate improving margin quality and operating leverage.
●	Operating expenses Operating expenses increased primarily due to higher non-cash stock-based compensation, which rose by $2.5 million for the three-month period and $4.6 million for the six-month period compared to the prior year. Increases in headcount necessary to convert pipeline into backlog and strengthen the Company’s competitive position also contributed to the year-over-year increases. Including the non-cash amounts, operating expenses were $8.7 million for the three months ended October 31, 2025, versus $4.7 million in the same period of 2024, and $15.8 million for the six months ended October 31, 2025, compared to $9.6 million in the prior-year period. Excluding stock-based compensation, operating expenses increased approximately 32% for the three-month period and 17% for the six-month period.

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●	Net losses for the three and the six months ended October 31, 2025 were $10.8 million and $18.2 million, respectively. Net losses for the three and the six months ended October 31, 2024 were $3.9 million and $8.4 million, respectively.
●	Backlog increased $11.2 million or nearly 300% to $15.0 million as of October 31, 2025 as compared to $3.8 million at October 31, 2024. OPT’s backlog includes unfilled firm written orders for its products and services from commercial or governmental customers, which are referred to as orders. OPT believes the disclosure of orders is a useful metric for investors, as it helps support future revenue expectations and adds validity to OPT’s strategic growth plan. Company management uses orders as a tool to manage expected growth, budget and cash requirements, and to monitor the success of its sales and marketing efforts. If any of its orders were to be terminated, delayed or revised downward, orders and our backlog would be reduced by the expected value of the remaining terms of such contract.

Balance Sheet and Cash Flows:

●	Combined cash, unrestricted cash, cash equivalents and short-term investments as of October 31, 2025, was $11.7 million, which compares to $6.7 million at the beginning of the fiscal year.
●	Net cash used in operating activities for the six months ended October 31, 2025 was approximately $13.1 million, compared to $10.9 million for the same period in the prior year.

Conference Call & Webcast

As previously announced, a conference call to discuss OPT’s financial results will be Monday, December 15, 2025, at 9:00 a.m. Eastern time. Philipp Stratmann, CEO, and Bob Powers, CFO, will host the call.

●	The dial-in numbers for the conference call are 877-407-8291 or 201-689-8345.

●	Live webcast: Webcast | Ocean Power Technologies FY2026 Q2 Earnings Conference Call (choruscall.com)

●	Call Replay: Call replay will be available by telephone approximately two hours after the call’s completion. You may access the replay by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers and using the Conference ID 13757421.

●	Webcast Replay: The archived webcast will be on the OPT investor relations section of its website

About Ocean Power Technologies

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets including Merrows™, which provides AI-capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is located in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

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Non-GAAP Measures: Pipeline

Pipeline is not a term recognized under United States generally accepted accounting principles; however, it is a common measurement used in our industry. Our methodology for determining pipeline may not be comparable to the methodologies used by other companies. Pipeline is a representation of the journey potential customers take from the moment they become aware of our products and service to the moment they become a paying customer. The sales pipeline is divided into a series of phases, each representing a different milestone in the customer journey. It is a tool we use to track sales progress, identify potential roadblocks, and make data-driven decisions to improve our sales performance. Revenue estimates derived from our pipeline can be subject to change due to project accelerations, cancellations or delays due to various factors. These factors can also cause revenue amounts to be realized in periods and at levels different than originally projected.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. Except as may be required by applicable law, the Company undertakes no, and expressly disclaims any, obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, circumstances or otherwise after the date of this press release, and you are cautioned not to rely upon them unduly,

Financial Tables Follow

Additional information may be found in the Company’s Annual Report on Form 10-K for the year ended April 30, 2025 filed with the U.S. Securities and Exchange Commission. The Form 10-K is accessible at www.sec.gov or the Investor Relations section of the Company’s website (www.OceanPowerTechnologies.com/investor-relations).

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com

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Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(in $000’s, except share data)

	October 31, 2025	April 30, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,659	$6,715
Accounts receivable, net	1,100	1,191
Contract assets	752	1,088
Inventory	4,694	4,222
Other current assets	722	400
Total current assets	18,927	13,616
Property and equipment, net	5,863	3,444
Intangibles, net	3,423	3,490
Right-of-use assets, net	2,414	1,552
Restricted cash, long-term	154	154
Goodwill	8,537	8,537
Total assets	$39,318	$30,793
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,436	$568
Earnout payable	200	300
Convertible notes payable (Note 13)	10,251	—
Derivative liability (Note 13)	881	—
Accrued expenses	1,318	1,271
Right-of-use liabilities, current portion	1,140	1,150
Contract liabilities	135	—
Total current liabilities	15,361	3,289
Deferred tax liability	203	203
Right-of-use liabilities, less current portion	1,455	649
Total liabilities	17,019	4,141
Commitments and contingencies (Note 14)	-
Shareholders’ Equity:
Preferred stock, $0.001 par value; authorized 5,000,000 shares, none issued or outstanding; 100,000 designated as Series A	—	—
Common stock, $0.001 par value; authorized 300,000,000 shares, issued 189,777,289 shares and 189,050,563 shares outstanding, respectively; outstanding 188,989,809 shares and 171,263,086 shares, respectively	190	172
Treasury stock, at cost; 787,477 and 787,477 shares, respectively	(1,018)	(1,018)
Additional paid-in capital	370,429	356,588
Accumulated deficit	(347,302)	(329,090)
Accumulated other comprehensive loss	—	—
Total shareholders’ equity	22,299	26,652
Total liabilities and shareholders’ equity	$39,318	$30,793

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Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(in $000’s, except per share data)

Unaudited

	Three months ended October 31,		Six months ended October 31,
	2025	2024	2025	2024

Revenues	$424	$2,418	$1,606	$3,719
Cost of revenues	1,804	1,623	3,009	2,477
Gross margin	(1,380)	795	(1,403)	1,242

Operating expenses	8,743	4,710	15,798	9,630
Operating loss	(10,123)	(3,915)	(17,201)	(8,388)

Interest income/(expense), net	(564)	3	(873)	7
Other income/(expense)	(128)	—	(128)	17
Foreign exchange gain	(10)	(1)	(10)	(1)
Loss before income taxes	(10,825)	(3,913)	(18,212)	(8,365)
Income tax benefit	—	—	—	—
Net loss	(10,825)	(3,913)	(18,212)	(8,365)
Basic and diluted net loss per share	$(0.06)	$(0.04)	$(0.10)	$(0.09)
Weighted average shares used to compute basic and diluted net loss per common share	183,559,304	108,396,875	178,264,234	95,173,938

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OCEAN POWER TECHNOLOGIES, INC. AND SUBSIDIARIES

Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in $000’s)

Unaudited

	Six months ended October 31,
	2025	2024

Cash flows from operating activities:
Net loss	$(18,212)	$(8,365)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of fixed assets	398	456
Foreign exchange loss	-	(1)
Loss on disposal of property and equipment	-	111
Amortization of intangible assets	66	66
Amortization of right of use asset	414	418
Share-based compensation	5,191	551
Changes in operating assets and liabilities:
Accounts receivable	91	(989)
Contract assets	336	(68)
Inventory	(1,571)	(231)
Other assets	(322)	1,064
Accounts payable	871	(3,015)
Earnout payable	(100)	(100)
Accrued expenses	47	(359)
Right-of-use liabilities	(480)	(245)
Contract liabilities	135	(183)
Net cash used in operating activities	$(13,136)	$(10,890)
Cash flows from investing activities:
Purchases of property and equipment	(1,719)	(128)
Net cash used in investing activities	$(1,719)	$(128)
Cash flows from financing activities:
Proceeds from convertible notes	$16,845	—
Proceeds from issuance of common stock - Capital Raise, net of issuance costs	—	2,451
Proceeds from issuance of common stock - At The Market offering, net of issuance costs	2,954	$7,508
Net cash provided by financing activities	$19,799	$9,959
Net increase/(decrease) in cash, cash equivalents and restricted cash	$4,944	$(1,059)
Cash, cash equivalents and restricted cash, beginning of period	$6,869	$3,305
Cash, cash equivalents and restricted cash, end of period	$11,813	$2,246

Supplemental disclosure of noncash investing and financing activities:
Common stock issued related to bonus and earnout payments	$—	$630
Common stock issued related to conversion of convertible debt	5,775	—
Operating right of use asset obtained in exchange for operating lease liability	1,276	—

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